Exhibit 10.2

AMENDMENT NO. 1 TO THE

TERM LOAN CREDIT AGREEMENT

Dated as of June 4, 2021

AMENDMENT NO. 1 TO THE TERM LOAN CREDIT AGREEMENT (this “Amendment”) among AT&T Inc., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into an Term Loan Credit Agreement dated as of January 29, 2021 (the “Credit Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto.

SECTION 2. Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as of the date hereof as follows:

(a) The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) except where such contravention would not reasonably be expected to have a Material Adverse Effect, any law applicable to the Borrower or any contractual restriction binding on or affecting the Borrower.

(b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Amendment.

(c) This Amendment has been duly executed and delivered by the Borrower and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) The representations and warranties made by the Borrower contained in Article IV of the Credit Agreement are true and correct in all material respects (except such representations that are qualified by materiality, which shall be correct in all respects) with the same effect as if made on and as of the date hereof.

(e) No event has occurred and is continuing that constitutes a Default.

SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of the amendments contemplated in Section 1, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The Notes and the Credit Agreement, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent (supported by invoices) in connection with the preparation, execution, delivery, administration, modification and amendment of the Credit Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AT&T INC.

By:	/s/ Andrew B. Keiser
Name: Andrew B. Keiser
Title: Vice President and Assistant Treasurer

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

Amendment No. 1 to AT&T Term Loan Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AT&T INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Linda Lov
Name: Linda Lov
Title: Assistant Vice President

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

BANK OF AMERICA, N.A.

By:	/s/ Eric Ridgway
Name: Eric Ridgway
Title: Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

CITIBANK, N.A.

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

BARCLAYS BANK PLC

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Vice President

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director
Ming.k.chu@db.com
+1-212-250-5451

By:	/s/ Marko Lukin
Name: Marko Lukin
Title: Vice President
Marko.lukin@db.com
+1-212-250-7283

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

MIZUHO BANK, LTD.

By:	/s/ John Davies
Name: John Davies
Title: Authorized Signatory

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Monica Trautwein
Name: Monica Trautwein
Title: Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

The Bank of Nova Scotia

By:	/s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Managing Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH

By:	/s/ Cara Younger
Name: Cara Younger
Title: Executive Director

By:	/s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Senior Vice President

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

BNP Paribas

By:	/s/ Michael Kowalczuk
Name: Michael Kowalczuk
Title: Managing Director

By:	/s/ Eve Ravelojaona
Name: Eve Ravelojaona
Title: Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

COMMERZBANK AG, NEW YORK BRANCH

By:	/s/ Paolo de Alessandrini
Name: Paolo de Alessandrini
Title: Managing Director — TMT Sector Head Americas

By:	/s/ Mathew Ward
Name: Mathew Ward
Title: Managing Director — Head of Syndicated Finance Americas

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

Credit Suisse AG, New York Branch

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Komal Shah
Name: Komal Shah
Title: Authorized Signatory

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

Goldman Sachs Bank USA

By:	/s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

HSBC Bank USA, N.A.

By:	/s/ David Wagstaff
Name: David Wagstaff
Title: Managing Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

[MORGAN STANLEY BANK, N.A.]

By:	/s/ Brandon Weiss
Name: Brandon Weiss
Title: Authorized Signatory

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

MUFG BANK, LTD.

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

ROYAL BANK OF CANADA

By:	/s/ D. W. Scott Johnson
Name: D. W. Scott Johnson
Title: Authorized Signatory

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

Santander Bank, N.A.

By:	/s/ Xavier Ruiz Sena
Name: Xavier Ruiz Sena
Title: Managing Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

Sumitomo Mitsui Banking Corporation

By:	/s/ Gail Motonaga
Name: Gail Motonaga
Title: Executive Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Shelley Yu
Name: Shelley Yu
Title: Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

The Toronto-Dominion Bank, New York Branch

By:	/s/ Maria Macchiaroli
Name: Maria Macchiaroli
Title: Authorized Signatory

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

THE BANK OF NEW YORK MELLON

By:	/s/ William M. Feathers
Name: William M. Feathers
Title: Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

INTESA SANPAOLO S.P.A. – NEW YORK BRANCH

By:	/s/ Glen Binder
Name: Glen Binder
Title: Global Relationship Manager

By:	/s/ Manuela Insana
Name: Manuela Insana
Title: Relationship Manager

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

STANDARD CHARTERED BANK

By:	/s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

TRUIST BANK

By:	/s/ Brett Ross
Name: Brett Ross
Title: Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

U.S. Bank National Association

By:	/s/ Steven J. Correll
Name: Steven J. Correll
Title: Senior Vice President

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By:	/s/ Cynthia Dioquino
Name: Cynthia Dioquino
Title: Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

Canadian Imperial Bank of Commerce, New York Branch

By:	/s/ Farhad Merali
Name: Farhad Merali
Title: Authorized Signatory

By:	/s/ Albert Comas
Name: Albert Comas
Title: Authorized Signatory

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

REGIONS BANK

By:	/s/ Derek Miller
Name: Derek Miller
Title: Director

Amendment No. 1 to AT&T Term Loan Credit Agreement

Consent to the forgoing Amendment:

Gloire Investment Pte Ltd

By:	/s/ Wee Linrong
Name: Wee Linrong
Title: Senior Vice President

By:	/s/ Hai Jong Chew
Name: Hai Jong Chew
Title: Senior Vice President

Amendment No. 1 to AT&T Term Loan Credit Agreement

ANNEX I

TABLE OF CONTENTS

		Page
Article I DEFINITIONS AND ACCOUNTING TERMS		1

Section 1.01	Certain Defined Terms	1

Section 1.02	Computation of Time Periods	~~14~~15

Section 1.03	Accounting Terms	~~14~~15

Article II AMOUNTS AND TERMS OF THE ADVANCES		~~15~~16

Section 2.01	The Advances	~~15~~16

Section 2.02	Making the Advances	~~15~~16

Section 2.03	Fees	~~16~~17

Section 2.04	Optional Termination or Reduction of the Commitments	17

Section 2.05	Repayment of Advances	~~17~~18

Section 2.06	Commitment Termination	~~17~~18

Section 2.07	Interest on Advances	~~17~~18

Section 2.08	Interest Rate Determination	18

Section 2.09	Optional Conversion of Advances	~~19~~20

Section 2.10	Optional Prepayments of Advances	~~19~~20

Section 2.11	Increased Costs	20

Section 2.12	Illegality	21

Section 2.13	Payments and Computations	~~21~~22

Section 2.14	Taxes	~~22~~23

Section 2.15	Sharing of Payments, Etc.	26

Section 2.16	Evidence of Debt	26

Section 2.17	Use of Proceeds	27

Section 2.18	Defaulting Lenders	27

Section 2.19	Replacement of Lenders	28

Section 2.20	Benchmark Replacement Setting	~~28~~29

Article III CONDITIONS PRECEDENT		~~36~~37

Section 3.01	Conditions Precedent to Effectiveness	~~36~~37

Section 3.02	Conditions Precedent to Borrowing	38

Article IV REPRESENTATIONS AND WARRANTIES		~~38~~39

Section 4.01	Representations and Warranties	~~38~~39

-ii-

Article V COVENANTS OF THE BORROWER		40

Section 5.01	Affirmative Covenants	40

Section 5.02	Negative Covenants	~~42~~43

Section 5.03	Financial Covenant	44

Article VI EVENTS OF DEFAULT		44

Section 6.01	Events of Default	45

Article VII THE AGENT		~~46~~47

Section 7.01	Authorization and Authority	~~46~~47

Section 7.02	Agent Individually	~~46~~47

Section 7.03	Duties of Agent; Exculpatory Provisions	47

Section 7.04	Reliance by Agent	48

Section 7.05	Delegation of Duties	~~48~~49

Section 7.06	Resignation of Agent	~~48~~49

Section 7.07	Non-Reliance on Agent, Arrangers and Other Lenders	49

Section 7.08	Indemnification	~~49~~50

Section 7.09	Other Agents	50

Section 7.10	Certain ERISA Matters	50

Section 7.11	Erroneous Payments	52

Article VIII MISCELLANEOUS		~~51~~54

Section 8.01	Amendments, Etc.	~~51~~54

Section 8.02	Notices; Effectiveness; Electronic Communication	~~52~~54

Section 8.03	No Waiver; Remedies	~~54~~57

Section 8.04	Costs and Expenses	~~54~~57

Section 8.05	Binding Effect	~~55~~58

Section 8.06	Assignments and Participations	~~56~~59

Section 8.07	Confidentiality; PATRIOT Act	~~60~~63

Section 8.08	Governing Law	~~61~~64

Section 8.09	Jurisdiction, Etc.	~~61~~64

Section 8.10	Severability	~~62~~64

Section 8.11	Waiver of Jury Trial	~~62~~65

Section 8.12	No Fiduciary Duties	~~62~~65

Section 8.13	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~62~~65

-iii-

operating income or expense. For the purpose of calculating Consolidated EBITDA for any Person for any period, if during such period such Person or any Subsidiary of such Person shall have made a Material Acquisition or Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect to such Material Acquisition or Material Disposition as if such Material Acquisition or Material Disposition occurred on the first day of such period.

“Consolidated Net Income” means, for any Person for any period, the net income of such Person and its Consolidated Subsidiaries, determined on a Consolidated basis for such period in accordance with GAAP.

“Contribution Agreement” means that certain Agreement of Contribution and Subscription, dated February 25, 2021, among AT&T Services, Inc., V HoldCo LLC, New DTV and TPG VIII Merlin Investment Holdings, L.P (as may be amended, modified, supplemented or restated from time to time in a manner not materially adverse to the interests of the Lenders under this Agreement).

“Contribution Agreement Closing Date” means the date on which the transactions contemplated by the Contribution Agreement are consummated.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08, 2.09, 2.12 or 2.20.

“Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantees by such Person of Debt of others.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means, subject to Section 2.18(c), at any time, any Lender that, at such time (a) has failed to perform any of its funding obligations hereunder, including in respect of its Advances, on the date required to be funded by it hereunder, (b) has notified the Borrower or the Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Agent or the Borrower (based on its reasonable belief that such Lender may not fulfill its funding obligations hereunder), to confirm in a manner reasonably satisfactory to the Agent and the Borrower that it will comply with its funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender upon receipt of such confirmation by, in form and substance reasonably acceptable to, the Agent and the Borrower, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action, or (e) shall generally not pay its debts as those debts come due or shall admit in writing its inability to pay its debts or shall become insolvent; provided that a Lender shall not be a Defaulting Lender solely by virtue of the control, ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 3.01.

“Eligible Assignee” means any (i) Lender, Affiliate of a Lender or Approved Fund and (ii) bank, financial institution or other institutional lender that meets the requirements to be an assignee under Section 8.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 8.06(b)(iii)).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

“Erroneous Payment” has the meaning assigned to it in Section 7.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 7.11(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 7.11(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 7.11(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.11(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire delivered to the Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum appearing on the applicable Bloomberg screen page as the London interbank offered rate (“LIBOR”) for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period; provided that if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Eurodollar Rate Advance” means an Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Material Acquisition” means any acquisition or series of related acquisitions that involves consideration (including non-cash consideration) with a fair market value, as of the date of the closing thereof, in excess of $10,000,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, properties, assets, liabilities, business or results of operations of the Borrower and its Subsidiaries, taken as a whole, (b) the material rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its payment obligations under this Agreement or any Note.

“Material Disposition” means any disposition of property or series of related dispositions of property that involves consideration (including non-cash consideration) with a fair market value, as of the date of the closing thereof, in excess of $1,000,000,000.

“Material Subsidiary” means, at any time, any Subsidiary of the Borrower to which 5% or more of Net Tangible Assets of the Borrower are attributable.

“Maturity Date” means the date that is 364 days after the Funding Date.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Net Debt for Borrowed Money” ~~of any Person~~ means (a) all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of ~~such Person~~the Borrower and its Subsidiaries minus (b) the amount by which the sum of (i) 100% of unrestricted cash and cash equivalents held by the Borrower and its Subsidiaries in the United States (it being understood and agreed that any proceeds of any issuance ~~by the Borrower~~ of ~~unsecured~~ debt securities~~, other debt securities~~ or borrowing of term loans, in each case, by the Borrower or any of its Subsidiaries (including New DTV and its subsidiaries, prior to the Contribution Agreement Closing Date) in connection with financing an acquisition, investment, refinancing or other transaction (x) held or placed into escrow ~~shall~~or (y) subject to redemption in the event that such acquisition, investment, refinancing or other transaction does not occur shall, in each case, be deemed to be unrestricted for purposes of this definition), and funds available on demand by the Borrower and its Subsidiaries in the United States (including but not limited to time deposits), and (ii) 65% of unrestricted cash and cash equivalents held by the Borrower and its Subsidiaries outside of the United States, exceeds $2,000,000,000 in the aggregate. For the avoidance of doubt, (i) any cash and cash equivalents held by the Borrower and its Subsidiaries outside of the United States shall not be considered “restricted” solely as a result of the repatriation of such cash and cash equivalents being subject to any legal limitation or otherwise resulting in adverse tax consequences to the Borrower or any of its Subsidiaries and (ii) on or after the Contribution Agreement Closing Date, in no event shall any indebtedness of New DTV and its subsidiaries be included in determining Net Debt for Borrowed Money.

“Net Tangible Assets” means, at any date, with respect to the Borrower, the total assets appearing on the most recently prepared Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the most recent fiscal quarter of the Borrower for which such balance sheet is available, prepared in accordance with GAAP, less (a) all current liabilities as shown on such balance sheet and (b) the value (net of any applicable reserves), as shown on such balance sheet of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational costs and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized), as adjusted in good faith by the Borrower to give pro forma effect to any Material Acquisition or Material Disposition occurring after the end of such fiscal quarter.

“New DTV” means DIRECTV Entertainment Holdings LLC, a Delaware limited liability company.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 8.01 and (ii) has been approved by the Required Lenders.

“Non-U.S. Lender” has the meaning specified in Section 2.14(f)(i).

“Note” means a promissory note of the Borrower payable to any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender under the Facility.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Other Connection Taxes” means, with respect to any Lender or Agent, taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such tax (other than connections arising solely from such Person having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or the Notes or any other documents to be delivered hereunder, or sold or assigned an interest in any such documents).

“Other Taxes” has the meaning specified in Section 2.14(b). “Participant Register” has the meaning specified in Section 8.06(d).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as it may be amended or otherwise modified from time to time.

“Payment Recipient” has the meaning assigned to it in Section 7.11(a).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) any interest or title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased or subleased; (f) Liens that are contractual rights of set-off generally; (g) licenses, sublicenses, leases or subleases of intellectual property granted to Persons who are not Affiliates of the Borrower in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries; ~~and~~ (h) Liens on deposit or securities accounts arising solely by virtue of any statutory or common law provisions or ordinary course contractual provisions, in each case, relating to banker’s Liens, rights of set-off or similar rights and remedies for account and transaction fees and other amounts due to the depository institution or securities intermediary where any deposit, securities or brokerage accounts are maintained so long as the amounts subject to such Liens do not secure Debt~~.~~; (i) Liens in respect of indebtedness of New DTV and its subsidiaries incurred prior to the consummation of the transactions contemplated by the Contribution Agreement that is subject to redemption in the event that the Contribution Agreement Closing Date does not occur and (j) Liens on any amounts held by a trustee or other escrow agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 8.02(d)(i).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent).

“Process Agent” has the meaning specified in Section 8.09(c).

time, there shall be excluded from the determination of Required Lenders at such time the Advances or Commitments, as applicable, of such Lender at such time.

“Resolution Authority” means an EEA Resolution Authority, or, with respect to any UK Financial Institution, a UK Resolution Authority.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries~~.~~; provided that New DTV and its subsidiaries shall no longer constitute Subsidiaries of the Borrower for purposes of this Agreement upon the consummation of the transactions contemplated by the Contribution Agreement and for so long as New DTV and its subsidiaries are not required to be consolidated into the financial statements of the Borrower in accordance with GAAP.

“Taxes” has the meaning specified in Section 2.14(a).

“Telco” has the meaning specified in Section 5.02(a)(vi).

“Threshold Amount” means $1,000,000,000 or, if higher, the cross default threshold, judgment threshold or ERISA threshold, as applicable, then set forth in the Existing Revolving Credit Agreements (or any credit agreement refinancings thereof), but in no event exceeding $2,000,000,000.

under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(ii) At least five (5) days prior to the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to the Borrower.

(d) Except as disclosed in filings with the Securities and Exchange Commission prior to the date hereof, there shall have occurred no Material Adverse Effect since December 31, 2019.

(e) Except as disclosed in filings with the Securities and Exchange Commission prior to the date hereof, there shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the borrowing contemplated hereunder.

(f) The Agent shall have received (i) a customary legal opinion of the Vice President - Associate General Counsel and Assistant Secretary of the Borrower substantially in the form of Exhibit D hereto and (ii) a customary legal opinion of Simpson Thacher & Bartlett LLP, special New York counsel to the Agent, as to the enforceability of this Agreement and the Notes.

(g) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(h) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that: (i) the representations and warranties contained in Article IV are correct in all material respects (except such representations that are qualified by materiality, which shall be correct in all respects) on and as of the Effective Date and (ii) no event has occurred and is continuing that would constitute a Default.

Promptly upon the occurrence thereof, the Agent shall notify the Borrower and the Lenders as to the Effective Date, and such notice shall be conclusive and binding. Delivery by any Lender or the Agent of an executed signature page to this Agreement shall be conclusive evidence that such Person has determined the conditions to the Effective Date have been met for purposes of this Section 3.01.

Section 3.02 Conditions Precedent to Borrowing. The obligation of each Lender to make an Advance on the Funding Date shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing the following statements shall be true (and each of the giving of the Notice of Borrowing by the Borrower and the

Section 5.03 Financial Covenant. Beginning on the last day of the first full fiscal quarter ending after the Effective Date, the Borrower will maintain, as of the last day of each fiscal quarter, a ratio of Net Debt for Borrowed Money to Consolidated EBITDA of the Borrower and its Subsidiaries for the four quarters then ended of not more than ~~3.5 to 1.~~4.0 to 1; provided that if the Contribution Agreement is terminated at any time in accordance with its terms prior to the consummation of the transactions contemplated therein, the ratio of 3.5 to 1 will apply for any fiscal quarter ending on or after the date of such termination.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) Failure to pay any principal of any Advance when the same becomes due and payable; or failure to pay any interest on any Advance or to make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by the Borrower herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement applicable to it contained in Sections 5.01(d), (e) or (h), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement (other than those referred to in clauses (a) and (c)(i) above) contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

(d) (i) The Borrower or any of its Material Subsidiaries (other than Vrio Corp. or any of its Subsidiaries) shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or net amount of at least the Threshold Amount in the aggregate (but excluding Debt owing by the Borrower outstanding hereunder) of the Borrower or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt (other than any required prepayment due to illegality or termination of enforceability of any export credit agency guarantee) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than (x) by a regularly scheduled required prepayment or redemption or (y) due to illegality or the termination of unenforceability of any export credit agency guarantee), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided, that, (x) the Debt subject of clause (ii) or

Borrower, that none of the Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement or any documents related hereto).

Section 7.11 Erroneous Payments.

(a) If the Agent notifies a Lender, or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)

(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)

such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 7.11(b).

(c) Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under this Agreement, or otherwise payable or distributable by the Agent to such Lender from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances (but not its Commitments) of the relevant Type with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Advances (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Advances to the Borrower or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advances (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under this Agreement with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 7.11 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments, Etc.

Except as provided in Section 2.20, no amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (a) waive any of the conditions specified in Section 3.01 without the written consent of all Lenders, (b) increase or extend the Commitment(s) of any Lender without the written consent of such Lender, (c) reduce the principal of, or rate of interest on, any Advances or any fees or other amounts payable hereunder (other than as a result of an amendment pursuant to Section 2.20) without the written consent of all Lenders directly affected thereby, (d) postpone any date fixed for any payment of principal of, or interest on, any Advances or any fees or other amounts payable hereunder without the written consent of all Lenders directly affected thereby, (e) change the definition of “Required Lenders”, or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder without the written consent of all Lenders or